      As filed with the Securities and Exchange Commission on May 27, 1999
                                                  Registration No. 333-_________
--------------------------------------------------------------------------------
                       Securities And Exchange Commission
                            Washington, D.C.  20549
                               __________________
                                    Form S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           FIRST COASTAL CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                                         06-1177661
          --------                                         ----------
  (State or other jurisdiction              (I.R.S. Employer Identification No.)
of incorporation or organization)

                      36 Thomas Drive, Westbrook, Maine  04092
                      ----------------------------------------
       (Address of principal executive offices)          (Zip Code)

                         First Coastal Corporation 1996
                     Stock Option and Equity Incentive Plan
    -------------------------------------------------------------------------
                            (Full title of the plan)

                               Gregory T. Caswell
                     President and Chief Executive Officer
                           First Coastal Corporation
                                36 Thomas Drive
                             Westbrook, Maine 04092
                                 (207) 774-5000
    -------------------------------------------------------------------------
                    (Name and address of agent for service)


                                 (207) 774-5000
    -------------------------------------------------------------------------
         (Telephone number, including area code, of agent for service)

                                    Copy to:
                             Howard I. Flack, Esq.
                             Hogan & Hartson L.L.P.
                          555 Thirteenth Street, N.W.
                            Washington, D.c.  20004
                                 (202) 637-5600

                        Calculation Of Registration Fee

==============================================================================================================
                                             Proposed               Proposed
Title of securities       Amount to be    maximum offering      maximum aggregate            Amount of
 to be registered          registered    price per share (1)    offering price (1)      registration fee (1)
--------------------------------------------------------------------------------------------------------------
Common Stock, Par
Value $1.00 Per Share     130,000        $10.375                $1,348,750              $375.00

==============================================================================================================

(1) Based on the average of the high and low prices of First Coastal Corporation common stock reported on The Nasdaq Stock Market, Inc. on May 24, 1999, as required by Regulation C, Rule 457(h) under the Securities Act of 1933, as amended. This figure is used solely for the purpose of calculating the registration fee.

This Registration Statement incorporates by reference the information contained in the earlier registration statement relating to the First Coastal Corporation 1996 Stock Option and Equity Incentive Plan filed on July 23, 1996, Registration No. 333-08631.

________________________________________________________________________________
                          Exhibit Index Is On Page 4.

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westbrook, State of Maine, on May 27, 1999.


                                       FIRST COASTAL CORPORATION



                                       By:  /s/ Gregory T. Caswell
                                          ------------------------
                                           Gregory T. Caswell
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregory T. Caswell and Dennis D. Byrd jointly and severally, each in his own capacity, as true and lawful attorneys-in-fact, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                           TITLE                                   DATE
--------------------------------------------------------------------------------

/s/ Gregory T. Caswell        President and Chief Executive Officer May 27, 1999
----------------------        and Director
Gregory T. Caswell           (principal executive officer)


/s/ Dennis D. Byrd            Vice President and Treasurer          May 27, 1999
------------------            and Director
Dennis D. Byrd               (principal financial officer and
                              principal accounting officer)

/s/ David B. Hawkes, Sr.      Chairman of the Board                 May 27, 1999
------------------------
David B. Hawkes, Sr.


/s/ MaryEllen FitzGerald      Director                              May 27, 1999
------------------------
MaryEllen FitzGerald


/s/ Roger E. Klein            Director                              May 27, 1999
------------------
Roger E. Klein


/s/ Normand E. Simard         Director                              May 27, 1999
---------------------
Normand E. Simard


/s/ Edward K. Simensky        Director                              May 27, 1999
----------------------
Edward K. Simensky


/s/ Charles A. Stewart III    Director                              May 27, 1999
--------------------------
Charles A. Stewart III

                                 EXHIBIT INDEX

Exhibit
Number                              Description                             Page
--------------------------------------------------------------------------------
5                Opinion of Hogan and Hartson L.L.P.

23.1             Consent of Hogan & Hartson L.L.P.  (See Exhibit 5)

23.2             Consent of PricewaterhouseCoopers LLP

99.1             First Coastal Corporation 1996 Stock Option and
                 Equity Incentive Plan, as amended